Exhibit 5

                [WOODS, ROGERS & HAZLEGROVE, P.L.C. LETTERHEAD]

                                  WOODS, ROGERS
                                & HAZLEGROVE PLC

                                Attorneys at Law


FAITH M. WILSON
540 983-7633
INTERNET: wilson@woodsrogers.com


                                December 31, 1997



Board of Directors
Roanoke Gas Company
P.O. Box 13007
Roanoke, Virginia 24030-3007

                  In re: Registration Statement on Form S-2 with respect to 181,500 shares of Common Stock of Roanoke Gas Company (the "Company")

Gentlemen:

         We have acted as counsel for you in connection with preparation of the registration statement on Form S-2 (the "Registration Statement"), pursuant to the provisions of the Securities Act of 1933, as amended, being filed with the Securities and Exchange Commission on December 31, 1997, or as soon thereafter as possible, in respect of 181,500 shares of Company Common Stock, and as such, have examined the same and the exhibits being filed therewith.

         We are generally familiar with your corporate affairs, including your organization and the conduct of the corporate proceedings relating thereto. We also have examined such of your corporate records as we have deemed necessary as the basis for this opinion. Based upon the foregoing, it is our opinion that:

                  i. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

                  ii. The 181,500 shares of Company Common Stock which are the subject of the Registration Statement have been duly and validly authorized, and when issued pursuant to proper resolution of the Board of Directors of the Company and upon the terms as set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

Board of Directors
Roanoke Gas Company
December 31, 1997
Page 2



         The foregoing opinion is contingent upon the Registration Statement becoming effective. We consent to its use as an exhibit to the Registration Statement and to reference to this firm in the Prospectus, the Registration Statement and any amendments thereto.

                                                 Very truly yours,



                                       s/Woods, Rogers & Hazlegrove, P.L.C.
                                        WOODS, ROGERS & HAZLEGROVE, P.L.C.